Exhibit 23.01



    INDEPENDENT AUDITOR'S CONSENT



   We consent to the incorporation by reference in this Registration Statement of SCANA Corporation on Form S-3 of our report dated February 8, 2002 (March 1, 2002 as to Note 16), appearing in the Annual Report on Form 10-K of SCANA Corporation for the year ended December 31, 2001 and the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.







    s/DELOITTE & TOUCHE LLP
    DELOITTE & TOUCHE LLP
    Columbia, South Carolina
    August 2, 2002

                                                                Exhibit 23.02



INDEPENDENT AUDITORS' CONSENT




         We consent to the incorporation by reference in this Registration Statement of SCANA Corporation on Form S-3 of our report dated March 15, 2002, appearing in the Annual Report on Form 10-K/A of SCANA Corporation Stock Purchase-Savings Plan for the year ended December 31, 2001.






s/DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Columbia, South Carolina
August 2, 2002